MercadoLibre, Inc. Reports First Quarter 2020 Financial Results

Net Revenues of $652.1 million, up 70.5% year-over-year on an FX neutral basis

$8.1 billion Total Payment Volume, up 82.2% year-over-year on an FX neutral basis

$3.4 billion Gross Merchandise Volume, up 34.2% year-over-year on an FX neutral basis

BUENOS AIRES, Argentina, May 5th, 2020 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended March 31, 2020.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “Given the difficult circumstances the world is facing, we are optimistic about the results we've delivered during the first quarter of 2020. Although less affected than others, our business did register this impact, primarily during the first weeks of the imposed lockdowns, with a rebound throughout April. We remain committed to doing our part, by empowering our merchants to continue operating and securing deliveries of goods needed by households. We feel Mercado Libre has the opportunity to emerge from this situation stronger and with an even greater sense of purpose. We trust the dedication and commitment being demonstrated by our entire organization will allow us to continue executing our strategy with no significant interruptions, and in doing so play our part in contributing to making things less difficult to our users during these trying times. Finally, and most importantly, our hearts go out to those individuals and families affected by COVID-19, and our gratitude and appreciation go out to all those brave individuals who are on the front lines working through this unprecedented global health crisis.”

Recent COVID-19 related key trends

•

Government-imposed total or partial lockdowns instituted throughout Latin America in late March impacted geographic segments and business lines differently. Additionally, the magnitude of negative impact was greater in the initial weeks following government mandated lock downs, with gradual improvements as time elapsed.

•

The marketplace KPI’s hit a low point during the week of the 18th to the 24th of March. Year-over-year growth for items sold during that week troughed at 3.3%, with Fx Neutral GMV declining by 1.4%. From then onwards, we have seen a strong rebound, with growth rates accelerating in April to 75.8% year-over-year in Items Sold and 72.6% Fx Neutral year-over-year in GMV for the full month.

•

Initially, consumers seem to have pulled back on expenditures on non-essential items. This led to a mix shift in sales. Categories such as health, consumer packaged goods and toys and games showed strength, with volume growth in those categories exceeding 100% year-over-year on an FX neutral basis in some markets. Conversely, certain higher ticket, non-essential categories such as auto parts and consumer electronics saw marked declines in growth rates.

•

Managed logistics network continued operating normally, guaranteeing timely deliveries for orders shipped through it. Warehouses remain with no significant disruptions, rapidly approaching having half of our shipments already running on our own logistics network, not only improving average cost per order and shipping times but also service levels.

•

The fintech business also experienced an initial slowdown during the third week of March, followed by sequential weekly improvements through the last week of March and into April. Off marketplace TPV growth during the second half of March was 95.4% year-over-year on an FX Neutral basis, and TPN was 87.3% year-over-year. By April these growth rates had accelerated to 155.6% and 119.8% respectively. Deceleration in number and volume of payments processed was a consequence primarily of lower foot traffic in physical retail, which had a direct impact on lower mobile point of sale and QR total payment volume growth partially offset by the relative strength in Merchant Services.

•	By the end of the quarter, the non performing loan ratios had not shown a deterioration due to the COVID-19 crisis.
•	Nonetheless, to manage our exposure to merchant and consumer credits amidst a global pandemic, we slowed credit originations to both cohorts.
•

In terms of liquidity and cash management for the fintech business, all relevant funding sources remained available, drawing on credit facilities to maximize liquidity at a local subsidiary level. The consolidated Balance Sheet currently holds approximately $2.3 billion dollars in cash, cash equivalents and liquid securities.

First Quarter 2020 Business Highlights

•	Unique active users grew 30.9% reaching 43.2 million.
•

Total payment volume (“TPV”) through Mercado Pago reached $8.1 billion, a year-over-year increase of 43.5% in USD and 82.2% on an FX neutral basis. Total payment transactions increased 102.0% year-over-year, totaling 290.7 million transactions for the quarter.

•	Off platform TPV grew 84.2% in USD and 139.5% year-over-year on a FX neutral basis reaching $4.7 billion in transactions and 217.3 million payments, a 146.2% year-over-year growth.
•	On a consolidated basis MPOS TPV grew 103.3% on an FX neutral basis.
•

Mobile wallet delivered this quarter $1.3 billion in transactions on a consolidated basis, leading to a 299.2% year-over-year growth on a FX neutral basis for the full first quarter 2020. Our mobile wallet consumer base grew by 155.1% compared to the first quarter 2019, surpassing the 8 million unique payers mark. TPV from mobile wallet in Argentina, Brazil and Mexico continues to grow by triple digits year-over-year.

•

Our asset management product, Mercado Fondo, is now available in Argentina, Brazil and Mexico. Mexico was launched during the quarter, leading Mercado Fondo with more than $ 350 million under management and more than 7.3 million users across Latin America.

•	Our online off-platform payments solution, Merchant Services, had the lowest deceleration during the quarter growing on a consolidated basis 81.7% year-over-year on a FX Neutral basis.
•	Gross merchandise volume (“GMV”) reached $3.4 billion, representing an increase of 10.6% in USD and 34.2% on an FX neutral basis.
•	Items sold reached 105.7 million, growing 27.6% year-over-year.
•	Live listings offered on MercadoLibre’s marketplace reached 267.4 million, a 29.8% year-over-year growth.
•	Mobile gross merchandise volume grew 197.6% year-over-year on an FX neutral basis, reaching 69.8% of GMV.
•	Items shipped through Mercado Envios reached 90.2 million, a 44.6% year-over-year increase, driven primarily by optimizations in our free shipping program.

First Quarter 2020 Financial Highlights

•	Net revenues for the first quarter were $652.1 million, a year-over-year increase of 37.6% in USD and 70.5% on an FX neutral basis.
•	Commerce revenues increased 32.7% year-over-year in USD and 62.0% on an FX neutral basis, while Fintech revenues increased 45.2% year-over-year in USD and 83.4% on an FX neutral basis.
•	Gross profit was $312.8 million with a margin of 48.0%, compared to 50.0% in the first quarter of 2019.
•

Total operating expenses were $342.5 million, an increase of 51.0% year-over-year in USD. As a percentage of revenues, operating expenses were 52.5%, compared to 47.9% during the first quarter of 2019. The $34.7 million improvement in operating expenses quarter-over-quarter was mostly driven by a decrease of $60.2 million in marketing expenditure, partially offset by a deterioration in bad debt.

•	Loss from operations was $29.7 million, compared to a loss of $68.9 million during the prior quarter. As a percentage of revenues, the loss from operations reached 4.6% improving 567 bps sequentially.
•

Interest income was $36.8 million, a 50.5% increase year-over-year, as a result of equity offering during March 2019, which generated more invested volume and interest gain, and a higher float in Argentina.

•

The Company incurred $23.6 million in financial expenses this quarter, mainly attributable to secured financial loans and interest expenses from our trusts related to our factoring business in Argentina.

•	Net loss before taxes was $16.7 million, up from a loss of $63.0 million during last quarter.
•	Income tax expense was $4.4 million.
•	Net loss was $21.1 million, resulting in basic net loss per share of $0.44.

The following table summarizes certain key performance metrics for the three months periods ended March 31, 2020 and 2019.

	Three-month Periods Ended March 31, (*)
(in millions)	2020	2019

Unique active users	43.2	33.0
Number of confirmed new registered users during period	13.0	12.3
Gross merchandise volume	$3,414.1	$3,087.8
Number of successful items sold	105.7	82.8
Number of successful items shipped	90.2	62.4
Total payment volume	$8,094.5	$5,639.1
Total volume of payments on marketplace	$3,203.3	$2,896.1
Total payment transactions	290.7	143.9
Capital expenditures	$53.5	$33.0
Depreciation and amortization	$21.6	$15.7

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q1’19	Q2’19	Q3’19	Q4’19	Q1’20

Brazil	64%	74%	77%	61%	31%

Argentina	(8)%	14%	39%	46%	42%

Mexico	220%	267%	146%	86%	74%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q1’19	Q2’19	Q3’19	Q4’19	Q1’20

Brazil	91%	89%	77%	74%	55%

Argentina	83%	115%	119%	133%	123%

Mexico	227%	261%	153%	80%	81%

Conference Call and Webcast

The Company will host a conference call and audio webcast on May 5th, 2020 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID –6697812–) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2019 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume– Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

Commerce - Revenues from core marketplace fees, shipping fees (net out of shipping subsidies), ad sales, classified fees and other ancillary services

Fintech - Revenues includes fees from payments revenue stream

Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.

Items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary online and technology- based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform (including online classifieds for motor vehicles, vessels, aircraft, services and real estate), which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2019, “Item 1A-Risk Factors” in Part II of our Form 10-Q for the quarter ended March 31, 2020, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$ 1,071,217	$ 1,384,740
Restricted cash and cash equivalents	194,166	66,684
Short-term investments (353,162 and 522,798 held in guarantee)	1,558,325	1,597,241
Accounts receivable, net	34,060	35,446
Credit cards receivable, net	366,803	379,969
Loans receivable, net	141,419	182,105
Prepaid expenses	35,294	45,309
Inventory	12,114	8,626
Other assets	96,876	88,736
Total current assets	3,510,274	3,788,856
Non-current assets:
Long-term investments	269,955	263,983
Loans receivable, net	6,879	6,439
Property and equipment, net	239,249	244,257
Operating lease right-of-use assets	183,534	200,449
Goodwill	82,283	87,609
Intangible assets, net	17,133	14,275
Deferred tax assets	102,296	117,582
Other assets	46,477	58,241
Total non-current assets	947,806	992,835
Total assets	$ 4,458,080	$ 4,781,691
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 295,500	$ 372,309
Funds payable to customers	718,454	894,057
Salaries and social security payable	100,059	101,841
Taxes payable	46,394	60,247
Loans payable and other financial liabilities	316,508	186,138
Operating lease liabilities	23,025	23,259
Other liabilities	76,560	114,469
Total current liabilities	1,576,500	1,752,320
Non-current liabilities:
Salaries and social security payable	16,165	26,803
Loans payable and other financial liabilities	616,295	631,353
Operating lease liabilities	169,147	176,673
Deferred tax liabilities	98,048	99,952
Other liabilities	16,515	12,627
Total non-current liabilities	916,170	947,408
Total liabilities	$ 2,492,670	$ 2,699,728

Commitments and Contingencies

Redeemable convertible preferred stock, $0.001 par value, 40,000,000 shares authorized,
100,000 shares issued and outstanding at March 31, 2020 and December 31, 2019	$ 98,843	$ 98,843

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,709,955 shares issued and outstanding at March 31,
2020 and December 31, 2019	$ 50	$ 50
Additional paid-in capital	2,068,048	2,067,869
Treasury stock	(720)	(720)
Retained earnings	295,913	322,592
Accumulated other comprehensive loss	(496,724)	(406,671)
Total Equity	1,866,567	1,983,120
Total Liabilities, Redeemable convertible preferred stock and Equity	$ 4,458,080	$ 4,781,691

MercadoLibre, Inc.

Consolidated Statements of Income

For the three-month periods ended March 31, 2020 and 2019

(In thousands of U.S. dollars, except for share data)

	Three Months Ended March 31,
	2020	2019
Net revenues	$ 652,091	$ 473,770
Cost of net revenues	(339,277)	(236,766)
Gross profit	312,814	237,004
Operating expenses:
Product and technology development	(73,435)	(52,369)
Sales and marketing	(206,507)	(130,676)
General and administrative	(62,566)	(43,820)
Total operating expenses	(342,508)	(226,865)
(Loss) income from operations	(29,694)	10,139

Other income (expenses):
Interest income and other financial gains	36,784	24,444
Interest expense and other financial losses	(23,584)	(15,559)
Foreign currency losses	(186)	(3,669)
Net (loss) income before income tax expense	(16,680)	15,355

Income tax expense	(4,429)	(3,491)
Net (loss) income	$ (21,109)	$ 11,864

	Three Months Ended March 31,
	2020	2019
Basic EPS
Basic net (loss) income
Available to shareholders per common share	$ (0.44)	$ 0.13
Weighted average of outstanding common shares	49,709,955	45,980,255
Diluted EPS
Diluted net (loss) income
Available to shareholders per common share	$ (0.44)	$ 0.13
Weighted average of outstanding common shares	49,709,955	45,980,255

MercadoLibre, Inc.

Consolidated Statement of Cash Flows

For the three months ended March 31, 2020 and 2019

	Three Months Ended March 31,
	2020	2019

Cash flows from operations:
Net (loss) income	$ (21,109)	$ 11,864
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Unrealized devaluation loss, net	18,505	1,886
Depreciation and amortization	21,550	15,694
Accrued interest	(22,352)	(8,699)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	20,787	3,018
Financial results on derivative instruments	(16,767)	—
Stock-based compensation expense — restricted shares	179	—
LTRP accrued compensation	15,664	13,441
Deferred income taxes	(4,199)	(14,456)
Changes in assets and liabilities:
Accounts receivable	19,748	337
Credit card receivables	(33,303)	35,893
Prepaid expenses	8,560	3,316
Inventory	(5,272)	1,652
Other assets	(5,796)	(5,085)
Payables and accrued expenses	(43,101)	(491)
Funds payable to customers	(21,344)	63,730
Other liabilities	(32,206)	12,735
Interest received from investments	14,805	3,536
Net cash (used in) provided by operating activities	(85,651)	138,371
Cash flows from investing activities:
Purchase of investments	(1,323,631)	(1,624,226)
Proceeds from sale and maturity of investments	1,249,960	439,712
Receipts from settlements of derivative instruments	3,668	—
Payment for acquired businesses, net of cash acquired	(7,561)	—
Purchases of intangible assets	(93)	(34)
Changes in principal of loans receivable, net	(27,250)	(42,609)
Purchases of property and equipment	(45,175)	(32,928)
Net cash used in investing activities	(150,082)	(1,260,085)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	749,617	33,977
Payments on loans payable and other financing liabilities	(593,497)	(23,816)
Payment of finance lease obligations	(564)	(662)
Dividends paid of preferred stock	(1,000)	—
Proceeds from issuance of convertible redeemable preferred stock, net	—	98,688
Proceeds from issuance of common stock, net	—	1,866,500
Net cash provided by financing activities	154,556	1,974,687
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(104,864)	(11,407)
Net (decrease) increase in cash, cash equivalents, restricted cash and cash equivalents	(186,041)	841,566
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$ 1,451,424	$ 464,695
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$ 1,265,383	$ 1,306,261

Financial results of reporting segments

	Three Months Ended March 31, 2020
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 397,447	$ 132,875	$ 94,753	$ 27,016	$ 652,091
Direct costs	(322,628)	(101,025)	(114,762)	(27,604)	(566,019)
Direct contribution	74,819	31,850	(20,009)	(588)	86,072

Operating expenses and indirect costs of net revenues					(115,766)
Loss from operations					(29,694)

Other income (expenses):
Interest income and other financial gains					36,784
Interest expense and other financial losses					(23,584)
Foreign currency losses					(186)
Net loss before income tax expense					$ (16,680)

	Three Months Ended March 31, 2019
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 302,384	$ 93,776	$ 54,561	$ 23,049	$ 473,770
Direct costs	(225,343)	(67,492)	(65,585)	(20,447)	(378,867)
Direct contribution	77,041	26,284	(11,024)	2,602	94,903

Operating expenses and indirect costs of net revenues					(84,764)
Income from operations					10,139

Other income (expenses):
Interest income and other financial gains					24,444
Interest expense and other financial losses					(15,559)
Foreign currency losses					(3,669)
Net income before income tax expense					$ 15,355

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2019 and applying them to the corresponding months in 2020, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended March 31, 2020:

	Three-Month Periods Ended March 31, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2020	2019	Percentage Change	2020	2019	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 652.1	$ 473.8	37.6%	$ 807.7	$ 473.8	70.5%
Cost of net revenues	(339.3)	(236.8)	43.3%	(422.4)	(236.8)	78.4%
Gross profit	312.8	237.0	32.0%	385.3	237.0	62.6%

Operating expenses	(342.5)	(226.9)	51.0%	(463.5)	(226.9)	104.3%
(Loss) Income from operations	(29.7)	10.1	-392.9%	(78.3)	10.1	-871.5%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com